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                                                                     Exhibit 2.1


                            STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is dated February 4, 1998, by and among (i) RES-CARE, INC., a Kentucky corporation ("Purchaser"); (ii) NORMAL LIFE, INC., a Kentucky corporation ("Company"); (iii) (A) J. ROBERT SHAVER ("Shaver"), (B) KATHRYN S. GRAHAM ("Graham"), and (C) FREDERIC H. DAVIS (each a "Majority Shareholder" and collectively, the "Majority Shareholders"); and (iv) THE INDIVIDUALS LISTED ON EXHIBIT A ATTACHED HERETO (each, a "Minority Shareholder" and collectively, the "Minority Shareholders"). The Majority Shareholders and the Minority Shareholders are sometimes individually referred to as a "Shareholder" and collectively as the "Shareholders").

                                R E C I T A L S :
                                -----------------

         A. The Shareholders own all of the outstanding capital stock of Company and certain of the Shareholders own a majority of the equity interests of the Related Lessors (as defined below) which lease certain real property to Company and its subsidiaries.

         B. Company and its subsidiaries are engaged in the business of providing services to persons with mental retardation and developmental disabilities, including persons who are dually diagnosed ("MR/DD"), throughout the United States.

         C. The parties desire for Purchaser to acquire all of the issued and outstanding shares of capital stock of Company, and to amend and restate the leases between the Related Lessors and Company and its subsidiaries, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and agreements, representations, and warranties hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         1.1 DEFINITIONS. For purposes of this Agreement and the Exhibits and Schedules attached hereto, and in addition to any and all definitions and interpretations otherwise provided throughout this Agreement, the following words and phrases shall have the meaning set forth below:

         "Agencies" means all applicable governmental agencies or other entities which govern, control or otherwise have any authority over the Purchaser and/or the Company Operations, as the context requires.




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         "Amended Facility Leases" means the leases to be executed between the respective Target Entity, as lessee, and the respective Related Lessor, as lessor, and Purchaser, as guarantor, as provided in Section 3.8 hereof.

         "Ancillary Agreements" means the Amended Facility Leases, the Debentures, the Debenture Statement, the Escrow Agreement, the Noncompetition Agreements, the certificates and stock powers described in Section 2.2 and the Mutual Releases.

         "Client Trust Accounts" means all of Target Entities' right, title and interest in and to the client trust funds held by the Target Entities on behalf of the clients served by the Company Operations.

         "Closing" and "Closing Date" shall be as defined in Section 2.4 hereof.

         "Company Operations" means the provision of services by the Target Entities to persons with MR/DD.

         "Company Shares" means all of the issued and outstanding capital stock of Company.

         "Company Subsidiaries" means all of the corporations and the general partnership described on Schedule 1.1(a) attached hereto.

         "Contract" means any lease, maintenance contract, service contract, employment agreement, supply agreement or other agreement relating to the Company Operations (other than the Program Agreements and the Facility Leases).

         "Controlling Group" means collectively the Shareholders, the respective family members of any Shareholder, the Related Lessors and any entity controlling, controlled by or under common control with any of such individuals or entities.

         "Conversion Price" means 1.2501 times the lower of (i) $31.00, or (ii) the average closing sale price as reported on the NASDAQ National Market System for the Purchaser Common Stock for all of the trading days commencing on the date hereof and ending on the second trading day prior to the Closing Date.

         "Debenture Statement" shall mean that certain Statement of Additional Terms and Conditions delivered by Purchaser to the Shareholders in accordance with Section 3.11 hereof at the Closing in the form attached hereto as Exhibit B.

         "Debentures" means those certain "5.90% Convertible Subordinated Notes due 2005" of Purchaser in the aggregate principal balance of $22,000,000, bearing interest at the rate of five and nine-tenths percent (5.9%) per annum, with interest payable semi-annually, which shall be convertible into Purchaser Common Stock at a price per share of Purchaser Common Stock equal

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to the Conversion Price, which Debentures shall have a final maturity date on the seventh (7th) anniversary of the Closing Date, and which shall be issued in the form attached hereto as Exhibit C.

         "Effective Time" shall be as defined in Section 2.4 hereof.

         "Escrow Agent" shall mean PNC Bank, N.A., Louisville, Kentucky.

         "Escrow Agreement" shall mean that certain Indemnity and Escrow Agreement executed among Purchaser, the Escrow Agent and the Shareholders in the form attached as Exhibit D.

         "Escrowed A/R Debentures" shall mean the Debentures deposited with the Escrow Agent as described in Section 2.3(d) hereof.

         "Escrowed Debentures" shall mean the Escrowed General Debentures and the Escrowed A/R Debentures.

         "Escrowed General Debentures" shall mean the Debentures deposited with the Escrow Agent as described in Section 2.3(e) hereof.

         "Facilities" means the real properties described on Schedule 1.1(b) attached hereto, together with the buildings, fixtures and improvements located thereon.

         "Facility Leases" means each of the existing lease agreements relating to the Facilities described on Schedule 1.1(b) attached hereto.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indefeasible Title" means good and indefeasible title, free and clear of all leases, contracts, liens, claims and encumbrances, other than the lien of ad valorem taxes not yet due and owing; PROVIDED, HOWEVER, that in the case of the Facility Leases, the Amended Facility Leases, leases related to the improvements at the Sheridan Indiana Facility or any leases of vehicles, furniture or office equipment, Indefeasible Title shall mean a valid and unencumbered leasehold interest.

         "Knowledge" means (a) as applicable to the Target Entities or the Shareholders, the knowledge of the Majority Shareholders and (b) as applicable to Purchaser, the knowledge of Ronald G. Geary, E. Halsey Sandford and Paul G. Dunn, and (c) in each case shall mean (i) the actual knowledge of the respective individuals and (ii) such facts or circumstances the respective individuals reasonably should have known given his or her involvement in the respective businesses of the Target Entities and Purchaser and the information available to such individual.

         "Licenses" means all licenses, contracts, certifications, qualifications, permits and other authorities from all Agencies, necessary for the Target Entities to conduct the Company Operations and to receive reimbursement therefor.

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         "Material Adverse Effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on the financial position, business or results of operations of such party and its subsidiaries, taken as a whole.

         "Material Breach" shall mean, for purposes of Section 8.1(g) and 8.2(e) hereof, any breach or untrue representation or warranty of the Shareholders or Purchaser, respectively (each a "Breaching Party"), which considered individually or collectively with all other breached or untrue representations or warranties of such Breaching Party, reduces the value of the transactions contemplated herein by at least $7,300,000.

         "Noncompetition Agreements" means the noncompetition, nonsolicitation and confidentiality agreements executed by the Majority Shareholders pursuant to
Section 3.9 hereof in the forms attached hereto as Exhibits F-1 through F-3.

         "Occupancy Standard" shall mean the requirement that the aggregate number of clients receiving MR/DD services from the Target Entities shall be not less than one thousand one hundred and two (1,102). A client shall be taken into account for purposes of such Occupancy Standard only to the extent (x) such client is fully qualified or capable of being fully qualified for funding by the Agencies, (y) subject to Purchaser receiving all required Licenses and Program Agreements and each client's right to choice in programs where right of choice applies, the respective Target Entity will be entitled to continue to provide such services in the same manner and on the same conditions as previously provided by such Target Entity and (z) subject to Purchaser receiving all required Licenses and Program Agreements and each client's right to choice in programs where right of choice applies, the Target Entities will be entitled to continue to receive all of such funding after the Effective Time. A client shall not be taken into account for purposes of such Occupancy Standard if any of the Target Entities or Purchaser shall have received notice (verbally or in writing) that such client intends to terminate any agreement or contract for such services, or any of the Agencies intend that any such new agreement or contract be issued to the respective Target Entity after the consummation of the transaction herein under materially less favorable terms and conditions as the relevant current agreement or contract provides. Any client of the Target Entities which elects to be served by Purchaser or any of its subsidiaries or affiliates prior to the Closing Date shall be considered a client receiving MR/DD services from the Target Entities for purposes of the first sentence of this paragraph.

         "Personal Property" means all personal property owned or leased by the Target Entities or required to be so used in order to permit the respective Company Operations to provide MR/DD services consistent with customary practice and as required by applicable law and regulations. Personal Property shall include, but shall not be limited to, the following items: beds, nursing equipment, therapy equipment, vehicles, food service preparation and distribution equipment, housekeeping equipment, vocational and educational equipment and materials, maintenance equipment, furniture and furnishings, activities and entertainment equipment and other equipment

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located in and upon any Facility or at any location where MR/DD services are furnished by the Target Entities.

         "Program Agreements" means the agreements or arrangements under which the Target Entities provide services to persons with MR/DD, under the MR/DD programs and provider numbers described on Schedule 1.1(b) attached hereto.

         "Purchaser Common Stock" shall mean the Purchaser's common stock, of no par value per share.

         "Purchaser Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Purchaser as filed in Purchaser's Form 10-Q for the quarter ended September 30, 1997 and the Registration Statement on Form S-3 (File #333-44029), and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) and (ii) the consolidated balance sheets of Purchaser (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in Purchaser SEC Reports filed with respect to periods ended subsequent to September 10, 1997.

         "Purchaser SEC Reports" shall mean the reports and statements Purchaser is required to file with the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements.

         "Related Lessors" means the entities described on Schedule 1.1(e) attached hereto, each of which are owned or controlled by certain of the Shareholders.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Supplies" means all of the Target Entities' right, title and interest in and to any and all drugs, medicines, foods, linens, vocational or educational materials and other supplies owned by any Target Entity and used in connection with any of the Company Operations.

         "Target Entities" means Company and the Company Subsidiaries.


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                                   ARTICLE II

                      PURCHASE AND SALE OF COMPANY SHARES;
                            PURCHASE PRICE; CLOSING
                            -----------------------

         2.1 SALE AND TRANSFER OF COMPANY SHARES. Subject to the terms and conditions set forth herein, at the Closing the Shareholders shall sell to Purchaser and Purchaser shall purchase from the Shareholders all of the Company Shares.

         2.2 DELIVERY OF CERTIFICATES. At the Closing, the Shareholders shall deliver to Purchaser certificates in definitive form, registered in the name of the Shareholders, evidencing all of the Company Shares, duly endorsed for transfer or accompanied by stock transfer powers duly endorsed in blank, with all requisite stock transfer taxes paid and stamps affixed, if any.

         2.3  PURCHASE PRICE; PAYMENT.

                  (a) The aggregate purchase price for the Company Shares and the other covenants of the Shareholders contained herein (the "Purchase Price") shall be an amount equal to $73,000,000.

                  (b) $50,500,000 of the Purchase Price shall be paid by Purchaser's delivery at the Closing of a wire transfer of immediately available federal funds in such amount to an account designated by the Shareholders.

                  (c) $18,547,000 of the Purchase Price shall be paid by Purchaser's delivery to the Shareholders at the Closing of Debentures having a principal balance of $18,547,000, apportioned among and payable to the Shareholders in the amounts set forth on Schedule 2.3(c) hereof.

                  (d) $453,000 of the Purchase Price shall be paid by Purchaser's delivery at the Closing to the Escrow Agent of Debentures having an aggregate principal balance of $453,000, payable to the Escrow Agent, which Debentures shall be held pursuant to the Escrow Agreement.

                  (e) $3,000,000 of the Purchase Price shall be paid by Purchaser's delivery to the Escrow Agent at the Closing of Debentures having an aggregate principal balance of $3,000,000, payable to the Escrow Agent, which Debentures shall be held pursuant to the Escrow Agreement.

                  (f) $500,000 of the Purchase Price shall be paid by Purchaser's delivery to the Shareholders at the Closing of a wire transfer of immediately available federal funds in such amount to an account designated by Shaver, to be used for the Shareholders' closing costs, funding of gratuities to certain employees of the Target Entities and equalization of proceeds

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         to Shareholders. In connection therewith, the Shareholders shall hold
         Purchaser and the Target Entities harmless from any liability for withholding of federal, state or local taxes attributable to any such payment to such employees.

         2.4 CLOSING. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place on March 12, 1998, or such earlier date as the parties may designate, at the offices of Reed Weitkamp Schell Cox & Vice, at 9:00 a.m. EST, or such later date as shall be reasonably necessary to obtain any necessary consents to the consummation of the transactions contemplated herein (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. EST on the first day of the month in which the Closing Date occurs (the "Effective Time"), provided, however, the Effective Time shall not be earlier than the date the parties receive approval (or early termination of the waiting period) under the HSR Act.

                                  ARTICLE III

           ADDITIONAL AGREEMENTS RELATING TO THE ACQUIRED OPERATIONS
           ---------------------------------------------------------

         3.1 REASONABLE BUSINESS EFFORTS. All of the Shareholders shall use their reasonable business efforts to satisfy any conditions to transferring Indefeasible Title to the Shares, to assist Purchaser in causing all necessary approvals of or consents to the transactions contemplated herein to be obtained, and to execute any documents or other instruments requested to assist Purchaser in obtaining any such approvals or consents, in a timely manner. Purchaser shall use its reasonable business efforts to obtain such approvals and consents applicable to the Company Operations in a timely manner.

         3.2 RESIGNATIONS; TERMINATION OF EMPLOYMENT; EMPLOYMENT AGREEMENTS. At the Closing, the Shareholders shall cause each individual who is a director or officer of any of the Target Entities to resign as a director and/or officer of the Target Entities. Neither the Shareholders nor any member of their families shall make any claim for compensation or benefits for any period after the Closing Date or severance pay (except in connection with employment after the Closing Date as contemplated in this Section 3.2) or unemployment compensation relating to their employment (if any) by any Target Entity. Any employment agreements between any of the Majority Shareholders and any of the Target Entities shall be terminated at or prior to the Closing without any severance payment by or liability to any of the Target Entities. At or prior to the Closing, Purchaser shall offer each of the individuals listed on Schedule 3.2(a) attached hereto (the "Key Employees") employment agreements containing customary noncompetition, nonsolicitation and confidentiality covenants and other terms of employment, including compensation and benefits, which are comparable to employees of Purchaser with similar responsibilities, which employment agreements would supersede the existing employment agreements between each Key Employee and the Target Entities. If any new employment agreement is not executed, Purchaser will cause the Target Entities either (i) to honor such existing employment agreement, or (ii) terminate such existing employment agreement and pay the severance obligations applicable thereto. For a period of at least six (6) months after the Effective Time, Purchaser shall cause the Company to continue to employ all of the

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employees listed on Schedule 3.2(b) attached hereto on the same terms and conditions currently applicable thereto. Purchaser acknowledges that the employment obligations of the Target Entities shall be unaffected by the provisions of Section 2.4 hereof.

         3.3  TERMINATION OF MANAGEMENT AGREEMENTS. Except as provided in
Schedule 3.3 attached hereto, at the Closing Date, any management agreements pursuant to which any person or entity provides management services to the Company Operations shall be terminated.

         3.4 CONVEYANCE OF COLLATERAL ASSETS; CONFIDENTIALITY AND NONCOMPETITION COVENANTS. At the Closing, each of the Shareholders shall convey, or cause to be conveyed, all collateral assets, Licenses (to the extent transferable) and/or rights owned or controlled by any of the Shareholders which relate to the providing of services as a part of the Company Operations (other than the real properties which are leased to the Target Entities by the Related Lessors). After the Closing, without limitation as to time, each of the Minority Shareholders agrees that it, he or she will not (and will cause its, his or her agents, accountants, attorneys and employees not to) divulge, furnish or make accessible to anyone any trade secrets, lists of current or prospective clients of the Company Operations, computer programs or confidential information of any kind with respect to the Company Operations, including, but not limited to, the names and addresses of any current or prospective clients of the Company Operations (collectively, hereinafter "Confidential Information"), except as required by applicable law or unless such information is already or becomes generally available to the public other than as a result of a disclosure in violation of any obligation of confidentiality, including this Section 3.4. For a period of two (2) years after the Effective Time, each of the Minority Shareholders whose proportionate share of the Purchase Price is $250,000 or more shall not, directly or indirectly, (a) other than by reason of their ownership of a Debenture or any other security issued by Purchaser, own, manage, operate, join, have an interest in, control or participate in the ownership, management, operation or control of, act as a consultant to, or otherwise be connected in any manner with, or have any direct or indirect financial interest, including, without limitation, an interest as a creditor, in any form of business of providing services in the United States of America to persons with MR/DD or acquired or traumatic brain injury, (b) hire or promote to others the hiring of any of the employees of any of Purchaser or its subsidiaries or affiliates, including but not limited to Company and the Company Subsidiaries (collectively, the "Res-Care Companies") during and for a period of one (1) year following the termination of the respective employees with any of the Res-Care Companies, or
(c) solicit or promote to others the solicitation of individuals with MR/DD or acquired or traumatic brain injury provided services by any of the Res-Care Companies. The restrictions in the preceding sentence shall not apply to (I) the leasing of the Facilities to the Target Entities by the Related Lessors pursuant to the Amended Facility Leases, (II) the extension of credit in connection with sales of tangible personal property on usual and customary terms in connection with the Minority Shareholders' regular trade or business, or (III) the ownership, directly or indirectly, solely as an investment, of securities of any entity engaged in the business described in clause (a) above which securities are traded on any national securities exchange or the NASDAQ National Market System if (i) such Minority Shareholder is not a controlling person of, or a member of a group which controls, such entity, (ii) such Minority Shareholder does not, directly or indirectly, own one percent (1%) or more of (A) the voting power,

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(B) equity or (C) any class of securities of such entity, and (iii) the
Shareholders do not, directly or indirectly, collectively own more than four percent (4%) of (A) the voting power, (B) equity or (C) any class of securities of such entity.

         3.5 CONFIDENTIALITY OBLIGATIONS OF PURCHASER. Purchaser, Company and certain other parties have previously executed that certain Confidentiality, Waiver and Consent Agreement dated as of October 15, 1997 (the "Confidentiality Agreement"). Purchaser acknowledges and has advised Purchaser's Evaluation Group (as defined in the Confidentiality Agreement) that the information and records furnished to it in connection with its due diligence and the consummation of the transactions contemplated herein shall be subject to their obligations in the Confidentiality Agreement. The obligations or agreements of the parties under the Confidentiality Agreement (other than Section 7 thereof) shall terminate upon consummation of the transactions contemplated herein.

         3.6 PUBLICITY. The Shareholders and the Company acknowledge that the transactions contemplated herein may be material, non-public information and accordingly, no public announcement or disclosure of this Agreement, the transactions contemplated herein or the terms thereof shall be made without the prior written consent of Purchaser, except that disclosure of the Agreement and the transactions contemplated herein may be made by the Shareholders and the Company as reasonably necessary to secure any consents or approvals to the transactions as described herein and to communicate with the Target Entities' employees and clients. Each party shall furnish to the other a draft of any press release or announcement related to this transaction prior to its release. Nothing contained herein shall prevent any party from at any time furnishing any information required by any governmental authority or by law, or prevent Purchaser from disclosing the terms of the transactions contemplated herein to its principal lending institutions, regulatory authorities, securities analysts or as required by the applicable securities laws or regulations.

         3.7 ESCROW AGREEMENT. At the Closing, each of Purchaser, the Escrow Agent and the Shareholders shall execute and deliver the Escrow Agreement.

         3.8 AMENDED FACILITY LEASES; TERMINATION OF CERTAIN FACILITY LEASES. At the Closing, each of the Facility Leases with the Related Lessors will be terminated, and the respective Target Entities, as lessee, the respective Related Lessors, as lessor, and Purchaser, as guarantor, will enter into and execute the Amended Facility Leases for the Facilities (other than (i) the Facilities described on Schedule 5.11 hereto, (ii) the Louisville, Kentucky corporate office building, (iii) the Facilities in Greencastle and Crawfordsville, Indiana and (iv) the Facilities leased from parties other than the Related Lessors) in the form attached hereto as Exhibit E. The Shareholders shall cause the Facility Lease for the Louisville, Kentucky corporate office of the Company to be terminated effective three (3) months after the Closing Date and shall cause each of the other Facility Leases with Related Lessors to be terminated as of the Closing, in each case without any payment to the respective Related Lessors (other than rental or other amounts due for the period prior to the effective date of termination and the payment described in this Section 3.8) or any continuing liability under such Facility Leases with the Related Lessors. As additional consideration for the execution by the Related Lessors of the Amended Facility Leases and the termination of the Facility

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Leases as described in this Section 3.8, at the Closing, Purchaser shall pay to the Related Lessors an aggregate amount of $150,000 by wire transfer of immediately available federal funds to an account designated by the Related Lessors.

         3.9 NONCOMPETITION AGREEMENTS. At the Closing, Purchaser, on the one hand, and each of the Majority Shareholders, on the other hand, shall execute and deliver the noncompetition, confidentiality and nonsolicitation agreements in the form attached hereto as Exhibit F-1 through F-3.

         3.10 RELEASE OF LIABILITIES. Except for the Company guaranty of the indebtedness of RF Holdings, LLC to Lisa Hames in the approximate amount of $1,500,000, with respect to which Shareholders shall cause all the Related Lessors to hold the Company harmless, at or prior to the Closing, each of the Target Entities shall be released from any and all liability or obligation with respect to the Facilities owned by the Related Lessors and any other property owned by the Related Lessors and any liability as a co-maker or guarantor, other than its respective obligations under the Amended Facility Leases, and shall be released from any liability or obligation, whether contingent or otherwise, on any indebtedness or obligation of any of the Controlling Group. Purchaser shall either (i) cause the Shareholders to be released from any liability as a co-maker or guarantor on any indebtedness of the Target Entities (other than the liabilities or obligations described in the preceding sentence or any liabilities or obligations under this Agreement, the Noncompetition Agreements or the Amended Facility Leases), or (ii) indemnify the Shareholders from the same. At the Closing, the Target Entities, on the one hand, and the Shareholders and the Related Lessors, on the other hand, shall execute and deliver the mutual releases in the form attached hereto as Exhibit G.

         3.11 DELIVERY OF DEBENTURE STATEMENT. At the Closing, Purchaser shall execute and deliver to the Shareholders the Statement of Additional Terms and Conditions in the form attached hereto as Exhibit B.

         3.12  NOTICE OF DEVELOPMENTS; UPDATING SCHEDULES.

                  (a) Each party will give prompt written notice to the other of any development affecting the ability or obligation of the parties to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements. Except as provided in Section 3.12(b) hereof, no such written notice of a development will be deemed to have amended the Schedules attached hereto, to have qualified the representations and warranties contained herein or to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such development.

                  (b) The Shareholders will deliver to the Purchaser at least three (3) business days prior to the Closing Date a written update or supplement to the Schedules attached to this Agreement (the "Update") reflecting events occurring and contracts and agreements entered into in the operation of the Target Entities from the date of this Agreement through the date of the Update which, had such events occurred or had such contracts existed on the date

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         hereof, would have been required to be disclosed on the Schedules. All changes from the Schedules attached to this Agreement will be marked clearly on such Update. To the extent that such Update (i) reflects matters or events which have occurred after the date of this Agreement in the ordinary course of the Target Entities' conduct of their respective businesses, (ii) do not constitute a violation of any of the Shareholders' covenants set forth in Section 7.1 hereof and (iii) do not, alone or in the aggregate, represent a Material Breach of the representations and warranties of such party (determined prior to any such Update), then the Schedules shall be deemed to be amended as of the Closing Date to include the information set forth on such Update. If such Update reflects matters or events which do not satisfy the requirements of the preceding sentence, then (i) the parties will negotiate in good faith during the seven-day period immediately after delivery of the Update to determine the consequences of such disclosures, and (ii) the Schedules attached to this Agreement will be amended only to the extent that the parties mutually agree as a result of such negotiation.

                                   ARTICLE IV

                                 CLOSING COSTS
                                 -------------

         4.1 CLOSING COSTS. In connection with the transactions described herein, (a) the Related Lessors and the Shareholders shall pay: (i) any fees or costs due to any lender of any of the Related Lessors, the Target Entities, or the Shareholders, if any, in order to secure any necessary consents or releases, and (ii) their own attorneys' and other professionals' fees; and (b) Purchaser shall pay: (i) any licensure or other fees due from Purchaser under applicable law to any Agency in connection with the issuance of any approvals or consents to the consummation of the transactions contemplated herein, (ii) the costs of any due diligence Purchaser desires to conduct, including without limitation, any inspections of the Company Operations which Purchaser elects to conduct prior to the Effective Time, (iii) the filing fee under the HSR Act, and (iv) its own attorneys' and other professionals' fees.

                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS
                                ----------------

         Each of the Shareholders, jointly and severally, represent and warrant to Purchaser as follows:

         5.1 ORGANIZATION, QUALIFICATIONS AND CORPORATE AND OTHER POWER; SUBSIDIARIES.

                  (a) Company is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Kentucky. All of the issued and outstanding Company Shares are owned by the Shareholders. Company has the corporate power and authority, and the legal right, to own and operate its properties and to carry on its business as currently conducted. Other than the Company Subsidiaries, Company does not have any subsidiaries, own any shares of stock or any equity interest in any corporation or own any interest in any partnership, limited liability company or other entity.

                  (b) Each of the Company Subsidiaries which are corporations are duly incorporated and validly existing and, where applicable, in good standing under the laws of the States as described on Schedule 1.1(a) hereto. None of the Company Subsidiaries are qualified as a foreign corporation in any other jurisdiction and the nature of the business transacted by them does not make such qualification necessary. Each of the Company Subsidiaries has the corporate power and authority, and the legal right, to own and operate its properties and to carry on its business as currently conducted. Except for Normal Life of Central Indiana, Inc. and Normal Life of Southern Indiana, Inc., which are the general partners of Normal Life of Indiana, an Indiana general partnership (the "Indiana Partnership"), none of the Company Subsidiaries have any subsidiaries, own any shares of stock or any equity interest in any corporation or own any interest in any partnership, limited liability company or other entity.

                  (c) The Shareholders which are trusts are identified on Exhibit A hereto. Each of the trusts are in full force and effect and has not been terminated. The trustee executing this Agreement on behalf of each of such trusts is the sole trustee thereof and such trustee has not resigned or been removed. Each of such trustees is authorized by the respective trust agreement applicable thereto to execute and consummate the transactions contemplated in this Agreement.

                  (d) The Shareholders which are partnerships are duly organized and validly existing, and, where applicable, in good standing under the laws of the States of their organization. Each partner executing this Agreement on behalf of each of such partnerships is authorized by the respective partnership agreement applicable thereto to execute and consummate the transactions contemplated in this Agreement.

         5.2 AUTHORIZATION OF AGREEMENTS, ETC. Subject only to any necessary approval by the Agencies of the transactions contemplated herein or the expiration of the waiting period under the HSR Act (or the early termination thereof) and the satisfaction of the Target Entities' indebtedness to Bank One, Kentucky, NA described on Schedule 5.2 attached hereto (the "Company Credit Facility") and the release of certain of the Shares as security thereunder, each of the Shareholders has full legal capacity and unrestricted power, corporate, trust or otherwise, to execute and deliver this Agreement and any Ancillary Agreement executed hereunder to which she, he or it is a party and to perform her, his or its obligations hereunder and thereunder. The Company has the power and authority to execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action. Except for the Company Credit Facility, the execution, delivery and performance by the Company and each Shareholder of this Agreement and the other instruments and agreements to be executed by the respective Shareholder, and the consummation of the transactions contemplated under this Agreement will not violate any provision of law, any order of any court or other agency of government, the Articles or Certificate of Incorporation or Bylaws of any of the Target Entities, any judgment, award or decree or any provision of any indenture, agreement or other instrument, to which any Shareholder, either any of the Target Entities or any of the Related Lessors is a party, or by which any Shareholder, any of the Target Entities or any of the Related Lessors, or any of her, his or its, as the case may be, properties or assets is bound or affected, or, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Target Entities, or result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License other than such events which by law occur solely by reason of a change in ownership.

         5.3 VALIDITY. This Agreement has been duly executed and delivered by the Company and each of the Shareholders, and, subject to due execution by Purchaser, constitutes, and the Ancillary Agreements to be executed hereunder to which she, he or it, as the case may be, when executed and delivered by the Shareholders as contemplated hereby, subject to due execution by Purchaser, will constitute, the legal, valid and binding obligations of the Shareholders, enforceable against them in accordance with their respective terms, subject to applicable reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and general equitable remedies.

         5.4 TITLE TO SHARES. Except for the pledge of the Shares of Shaver and Graham pursuant to the Company Credit Facility, the Shareholders are the lawful owners of record of all of the Company Shares as set forth on Schedule 2.3(c) attached hereto, in each case free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever. Except for pledges pursuant to the Company Credit Facility, Company is the lawful holder of record and beneficial owner of the number of shares of capital stock of the Company Subsidiaries set forth on Schedule 1.1(a) attached hereto, in each case free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever. The delivery by the Shareholders of certificates evidencing the Company Shares, in each case duly endorsed for transfer or accompanied by stock transfer powers duly endorsed in blank, to Purchaser pursuant to Section 2.2 above, against payment therefor pursuant to Section 2.3 above, will transfer valid title and beneficial ownership to all of the Company Shares to Purchaser, free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever.

         5.5 CAPITALIZATION. The authorized and issued and outstanding capital stock of each of the Target Entities is set forth in Schedule 5.5 attached hereto. Each of such shares of capital stock is validly issued and outstanding and, except as disclosed on Schedule 5.5, fully paid and nonassessable. Except as set forth on Schedule 5.5 attached hereto, none of such shares is subject to any right of first refusal or other similar right in favor of any person or entity. Except for the obligations of the Shareholders to Purchaser under this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of any of the Target Entities is authorized or outstanding, (ii) there is not any commitment of any of the Target Entities to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets, and (iii) none of the Target Entities has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of the capital stock of any of the Target Entities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

         5.6 FINANCIAL STATEMENTS. The Shareholders have previously delivered to Purchaser (a) the consolidated balance sheet of the Target Entities as of December 31, 1996, and the related consolidated statements of income, cash flows and stockholders' equity for the year then ended (collectively, the "Historical Financial Statements"), audited by Eskew & Gresham, the Target Entities' certified public accountants ("Company CPA"); (b) the unaudited consolidated balance sheet of the Target Entities as of December 31, 1997 (the "Acquisition Balance Sheet") and the related unaudited consolidated statements of income for the year-to-date period then ending, prepared by Company (together with the Acquisition Balance Sheet, the "Closing Financial Statements"). The Historical Financial Statements and the Closing Financial Statements (x) were prepared from the books and records of the Target Entities and (y) present fairly in all respects the consolidated financial position of the Target Entities as of the date specified therein, and the consolidated income, cash flows and stockholders' equity for the respective periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP"), except in the case of the Closing Financial Statements, the absence of footnotes.

         5.7  ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent
(i) reflected in the Acquisition Balance Sheet or (ii) incurred since December 31, 1997 in the ordinary course of business, or (iii) set forth in Schedule 5.7(a) hereto, none of the Target Entities have any liabilities or obligations of any kind or nature in respect of which in the aggregate appropriate accruals or reserves (as detailed on Schedule 5.7(b)) have not been maintained as reflected on the Acquisition Balance Sheet (whether secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due, including but not limited to any obligation to repay any amount previously received for services rendered or any accrued and unused vacation pay of the employees of any of the Target Entities (whether or not earned)), for any period ending on or before the date thereof, which liabilities or obligations would be required to be reflected on a consolidated balance sheet of the Target Entities prepared in accordance with GAAP, except for the absence of footnotes.

         5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997 except (i) as otherwise set forth in Schedule 5.8 hereto or (ii) as otherwise expressly referred to in this Agreement, none of the Target Entities have:

                  (a) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business;

                  (b) mortgaged, pledged or subjected to any lien, security interest, charge or other encumbrance any of their assets or properties;

                  (c) transferred, leased or otherwise disposed of any of their assets or properties having a value of $10,000 or more or purchased any assets or properties having a value in the aggregate exceeding $250,000 or individually exceeding $50,000;

                  (d) changed or amended its Articles of Incorporations or Bylaws;

                  (e) canceled or compromised any debt or claim (other than the retirement of trade accounts payable in the ordinary course of business);

                  (f) waived, released, transferred or granted any rights or permitted any License to lapse;

                  (g) discharged or satisfied any lien, security interest, charge or other encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business;

                  (h) declared, set aside or paid any distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeemed or otherwise acquired any of its capital stock or split, combined or otherwise similarly changed its capital stock or authorized the creation or issuance of or issued or sold any capital stock or any securities or obligations convertible into or exchangeable therefor, or granted to any person or entity any right to acquire any capital stock or other interest from such entity, or agreed to take any such action;

                  (i) made any investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise, in any partnership, corporation, limited liability company or other entity;

                  (j) other than in the ordinary course of business consistent with past practices, made or granted any wage or salary increase applicable to any employee, any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any transaction of any other nature with, any officer or employee of such entity;

                  (k) hired or engaged any family member of the Shareholders as an employee or independent contractor;

                  (l) entered into any agreement, letter of intent, or understanding to acquire any business or the capital interests of any third party or to dispose of any of the Company Operations or the equity of any of the Target Entities; or

                  (m) suffered any material casualty loss or damage (whether or not such loss or damage shall have been covered by insurance).

         5.9 GOVERNMENTAL APPROVALS. Except as set forth on Schedule 5.9 hereto, to the Knowledge of the Shareholders, assuming appropriate and timely applications by Purchaser, nothing relating to the Company Operations prior to the Closing will cause the Purchaser to not be granted all orders, authorizations, approvals or consents from all Agencies which are required to ensure the enforceability of this Agreement or any of such Ancillary Agreements to which any of the Related Lessors or the Shareholders is a party, or is necessary for the Company Operations to continue to be conducted by the Target Entities immediately following the Closing substantially in the same manner and providing for substantially the same reimbursement levels and requirements of operation as heretofore conducted by such entities.

         5.10  INDEFEASIBLE TITLE; CONDITION OF ASSETS. Except as provided on
Schedule 5.10 attached hereto, each of the Target Entities has Indefeasible Title to all assets and properties used by it. At or prior to the Closing, other than the Company Credit Facility, all of such liens, encumbrances or security interests described on such Schedule 5.10 shall be fully released of record. All of the Facilities and the Personal Property owned or used by the Target Entities in conducting the Company Operations are in that condition and level of repair necessary to utilize the respective asset in the Company Operations under the Licenses and under any applicable standards of the Agencies. All of the Personal Property, and all of the Supplies are in a sufficient quantity and adequate quality to operate the Facilities or to conduct operations under the Program Agreements lawfully and consistent with the respective Target Entity's customary practice, in accordance with applicable rules and regulations and the provisions of the Program Agreements. All utilities, including, without limitation, gas (where applicable), electricity, telephone, sewer (or other approved system) and water, have been installed to and in the Facilities and all such utilities are currently in service and adequate for the operation of the Facilities in accordance with the requirements of the Agencies and the Program Agreements. Other than the Facilities described on Schedule 5.10, none of the Target Entities has any interest of any nature in any real property.

         5.11 ZONING. The Facilities described in Schedule 5.11, which are all of the Facilities owned by the Target Entities, substantially conform with all current applicable zoning laws and building codes, statutes, rules, regulations and restrictions, the failure to conform with which would have an adverse effect on the ability of the Target Entities to provide MR/DD services at such Facilities or which would have an adverse effect on the value of such Facility. Except as disclosed on Schedule 5.11 attached hereto and except for minor encroachments, all buildings and improvements which comprise such Facilities are located entirely within the boundary lines of the appropriate parcel thereof. The provision of MR/DD services at such Facilities does not violate any federal, state or local governmental building, zoning, health, safety or other laws, ordinances or regulations, or any applicable and legally enforceable private restrictions, and such use is presently a permitted use under applicable ordinances. No notice (whether written or verbal) of the violation of any of said laws, ordinances, regulations, codes or restrictions has been received by any of the Target Entities or the Shareholders.

         5.12  LIST OF PROPERTIES, CONTRACTS AND OTHER DATA. Annexed hereto as
Schedule 5.12 is a list setting forth the following:

                  (a) a description of each lease of real property or vehicles to which any of the Target Entities is a party, either as lessee or lessor, including a description of the parties to each such lease, the property to which each such lease relates, and, in the case of real property, the rental term and monthly (or other) rents payable under each such lease (except that the descriptions of the vehicle leases may be provided in the Update);

                  (b) all employment agreements, consulting agreements, independent contractor agreements, and employee incentive plans or programs to which any of the Target Entities is a party which provide for an aggregate commitment of $25,000 or are not terminable without breach or penalty on less than sixty-one (61) days written notice;

                  (c) all contracts, including without limitation guarantees, mortgages, indentures and loan agreements, to which any of the Target Entities is a party, or to which any of the Target Entities or any of its assets or properties is subject and which are not specifically required to be disclosed by clauses (a) or (b) above, PROVIDED, HOWEVER, that there need not be listed in said Schedule 5.12 pursuant to this clause (c) any supply contracts with suppliers and other such contracts incurred in the ordinary course of business and consistent with past practice, other than any such contract which (i) is a contract or group of related contracts which exceeds $25,000 in amount,
         (ii) contains covenants by any of the Target Entities in excess of those customary in its business or (iii) cannot be performed by the respective Target Entity in the normal course within twelve (12) months after the Closing Date without breach or penalty.

True and complete copies of all documents and adequate descriptions of all binding oral commitments (if any) referred to in said Schedule 5.12 will be provided to Purchaser prior to the Closing. All material provisions of the contracts referred to in such Schedule and all of the Program Agreements are valid and enforceable obligations of the respective Target Entity and of the other parties thereto. Each such contract referred to in such Schedule and each of the Program Agreements is valid and enforceable in accordance with its terms for the periods stated therein, and there is no existing default or event of default or event by the respective Target Entity which with notice or lapse of time or both would constitute such a default under any such contract.

         5.13 THIRD-PARTY PAYER AND CUSTOMER CONTRACTS; RESTRICTIVE COVENANTS. None of the Target Entities have lost any Program Agreements since December 31, 1997. Except as set forth on Schedule 5.13 attached hereto, to the Knowledge of the Shareholders, in the event of the sale and change of ownership of the Target Entities none of the Program Agreements would be terminated or modified in any respect nor would the respective entity lose or suffer diminution in the contractual relationships under the Program Agreements. Except as set forth on
Schedule 5.13 attached hereto, none of the Target Entities are parties to any covenant or agreement which prohibits, limits, restricts or otherwise adversely affects the right of any of such Target Entities or the direct or indirect shareholders thereof to provide services to individuals with MR/DD or engage in any other business.

         5.14 LICENSURE/CERTIFICATION. Except as provided in Schedule 5.14 hereto, all of the Target Entities have all requisite Licenses to serve the number of persons at the locations described on Schedule 1.1(b) attached hereto, and the Target Entities have entered into Program Agreements to currently provide services to such clients. The Occupancy Standard is satisfied. Each such License is in full force and effect and no default, or event which with notice or the passage of time could constitute a default, by any Target Entity has occurred and is continuing thereunder. The business of each of the Target Entities is being conducted in compliance with all applicable laws, ordinances, rules and regulations of all Agencies relating to their respective properties or applicable to its or their respective businesses. Except as set forth on
Schedule 5.14 hereto, there are no waivers, "grandfather" provisions, or variances under any Licenses. After the Effective Time, assuming that the Purchaser acquires new Licenses and Program Agreements effective at the Effective Time, each of the Target Entities will be entitled to operate and bill under the Licenses and Program Agreements on a prospective basis under the identical circumstances and conditions as applicable to the respective Target Entity on the date hereof and as reflected in the Historical Financial Statements and the Closing Financial Statements. No later than the Closing, (i) the Target Entities will have made available to Purchaser true and correct copies of the most recent surveys or related reports of the Agencies applicable to the Target Entities and the Company Operations, and (ii) true and complete copies of any and all plans of correction submitted in response to said surveys and related reports will have also been made available to Purchaser. All of the costs reported by the Target Entities on the cost reports applicable to the Company Operations are or will be fully allowable and reimbursable. Other than as reserved for in the Acquisition Balance Sheet, Purchaser will have no liability to any Agency with respect to any matter relating to the Company Operations or the Target Entities' conduct thereof prior to the Effective Time. Each of the Target Entities have dealt with and acted as a custodian for the Client Trust Accounts in full compliance with applicable law and all applicable standards, rules and regulations of the Agencies. There is no shortage or shortfall in any of the Client Trust Accounts, except for inherited shortfalls in Irving, Texas and Ventura, California, which shortfalls are adequately provided for in the aggregate reserves on the Closing Financial Statements.

         5.15 LITIGATION, ETC. Schedule 5.15 hereto sets forth a complete list and an accurate description of all claims, actions, suits, proceedings and investigations pending or to the Knowledge of the Shareholders, threatened, by or against any of the Target Entities or any of its or their respective properties, assets, rights or businesses. There is no basis for any other such claim, action, suit, proceeding or investigation. There are no actions, suits, proceedings or claims pending before or by any court, arbitrator, or Agency against or affecting any of the Shareholders, the Related Lessors or any of the Target Entities that would enjoin or prevent the consummation of the transactions contemplated by this Agreement. All liabilities or costs of the Target Entities with respect to such claims, actions, suits, proceedings or investigations (including those described on Schedule 5.15) are either fully covered by insurance or are fully reserved for in the Closing Financial Statements.

         5.16 TAXES; TAX MATTERS. Each of the Target Entities has duly filed or caused to be filed (or obtained valid, currently effective extensions for filing) all federal, state, local and foreign income, provider, informational, franchise, excise, payroll, sales and use, property, withholding and other tax returns, reports, estimates and information and other statements or returns (collectively "Tax Returns") required to be filed by or on behalf of it pursuant to any applicable federal, state, local or foreign tax laws for all years and periods for which such Tax Returns have become due (including any consolidated or combined Tax Return). All such Tax Returns were correct in all respects as filed and reflect in all respects the information required to be shown thereon and the federal, state, local and foreign income, franchise, excise, payroll, sales and use, property, withholding and other taxes, duties, imposts and governmental charges (and charges in lieu of any thereof), together with interest, any additions to tax and penalties (collectively "Taxes") required to be paid or collected by (or allocable to) the Target Entities. Each of the Target Entities has paid or caused to be paid all Taxes as shown on Tax Returns filed by it or on any assessment received by it. Except as set forth on
Schedule 5.16 attached hereto, none of the Target Entities has received any written notice of any audit, or any dispute or claim being threatened by any relevant taxing authority concerning any Tax Return or liability for Taxes.
Each of the Target Entities has withheld or collected from each payment to each of its employees (or has otherwise paid or made provision for) the amount of all Taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes, state and local income and wage taxes, payroll taxes, workers' compensation and unemployment compensation taxes) required to be withheld or collected therefrom, and each of the Target Entities has paid (or caused to be paid) the same in respect of its employees when due. Any and all liability or obligation for Taxes for all periods to and including December 31, 1997 have been fully accrued on the Historical Financial
Statements and the Closing Financial Statements and/or fully reserved and recorded as an expense on the books and records of the Target Entities.

         5.17  LABOR AND EMPLOYMENT MATTERS. Except as set forth on Schedule
5.17 attached hereto, none of the employment agreements referred to in Section
3.2 hereof contain any provision obligating any of the Target Entities to make any payment to any party as a result of the sale of the Shares or any other transaction which would constitute a change of control of the Company. Except as set forth on Schedule 5.17 attached hereto, no collective bargaining agreement is applicable to any employees of any of the Target Entities, and there are no disputes between any Target Entity and any such employees that would reasonably be expected to adversely affect the conduct of any of the Company Operations or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or threatened, relating to any of the Company Operations. There are no organizational efforts presently being made or to the Knowledge of the Shareholders, threatened, involving any of such employees. Each of the Target Entities has complied with all laws relating to employment applicable to the respective Target Entity, including all provisions thereof relating to wages, hours, collective bargaining, the payment of social security and other payroll or similar taxes, equal employment opportunity, employment discrimination or harassment and employment safety, and none of the Target Entities has any liability for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There are no proceedings pending or to the Knowledge of the Shareholders, threatened, before the National Labor Relations Board with respect to any employees of any Target Entity. Except as set forth on Schedule 5.17 attached hereto, there are no discrimination or harassment charges (relating to sex, age, religion, race, national origin, ethnicity, sexual orientation, handicap or veteran status) pending or to the Knowledge of the Shareholders, threatened, before any federal or state agency or authority against any Target Entity. All liabilities or costs of the Target Entities with respect to such charges are either fully covered by insurance or are fully reserved for in the Closing Financial Statements. Each of the Target Entities has handled and disposed of all medical wastes or bio-hazardous materials in compliance with all applicable federal, state or local statutes, rules or regulations and in such a manner that does not give rise to any claim of liability by any employee, client or independent contractor of any Target Entity, or any other party.

         5.18 INSURANCE. All policies of fire, liability, workers' compensation, malpractice and professional liability and other forms of insurance providing insurance coverage to or for the Target Entities are listed in Schedule 5.18 hereto and (i) the respective Target Entity is named insured under such policies, (ii) all premiums required to be paid with respect thereto covering all periods up to and including the Effective Time have been paid,
(iii) all of such insurance policies have been issued on an "occurrence" basis,
(iv) except as set forth on Schedule 5.18 hereto, there has been no lapse in insurance coverage at any time since any of the Target Entities commenced operations, (v) there are not presently, and after the Effective Time there will not be, any retrospective premiums due under any of such policies, and
(vi) no notice of cancellation or termination has been received with respect to any such policy. All prepaid insurance premiums will be refundable in accordance with the terms of the applicable policy and have been accurately recorded as such on the Acquisition Balance Sheet and Closing Financial Statements. Except as set forth on Schedule 5.18 of the Update, since January 1, 1997, no claims have been made on any of such policies in excess of $25,000 or which remain open as of the date hereof. There are no claims outstanding against any of the Target Entities with respect to any period for which any lapse in insurance coverage occurred.

         5.19 ACCOUNTS RECEIVABLE. The accounts receivable reflected in the Historical Financial Statements and the Closing Financial Statements, and all accounts receivable arising after December 31, 1997 arose from bona fide transactions in the ordinary course of business with unaffiliated third parties, and the services involved have been performed to the respective clients and/or the account obligors, and no further services are required to entitle the Target Entities to collect the respective accounts receivable in full. Subject to the reserve for doubtful accounts in an aggregate amount of $200,000, the aggregate amount of all of such accounts receivable is fully collectible.

         5.20 BOOKS AND RECORDS. Except as set forth on Schedule 5.20 attached hereto, the corporate minute book of each of the Target Entities and the stock record book of each of the Target Entities (i) are complete and correct in all material respects and adequately reflect actions taken at all meetings of the stockholders and Board of Directors of the respective Target Entity, and (ii) properly and accurately record the issuance and transfer of all shares of capital stock of the Target Entities.

         5.21  EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 5.21 attached hereto lists each employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by any of the Target Entities or to which any of the Target Entities contributes or is required to contribute or in which any employee of any of the Target Entities participates (a "Plan"). Each of the Plans has been operated and administered in all respects in accordance with applicable laws, including but not limited to ERISA and the Code. There are no pending or to the Knowledge of the Shareholders, threatened, claims by or on behalf of any of the Plans, by any employee or beneficiary covered under such Plan or otherwise involving any such Plan or any of its fiduciaries (other than for routine claims for benefits).

                  (b) Except as set forth in Schedule 5.21 hereto, (i) each Plan subject to section 401(a) of the Code qualifies thereunder and is exempt from taxation pursuant to section 501(a) of the Code, (ii) each trust subject to section 501(c) of the Code qualifies for exemption from federal income tax thereunder, and (iii) each Plan subject to sections 125 and 129 of the Code qualifies thereunder.

                  (c) None of the Target Entities has maintained, contributed to or been required to contribute to, nor do any of its employees participate in, a "multi-employer plan" (as defined in section 3(37) of ERISA) or a "defined benefit plan" (as defined in section 3(35) of ERISA).

                  (d) Notwithstanding anything else set forth herein, none of the Target Entities has incurred any liability as of the Closing Date with respect to any Plan under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law, which is due and payable and which has not been satisfied in full, and no event has occurred, and to the Knowledge of the Shareholders, there exists no condition or set of circumstances which could result in the imposition of any liability under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law with respect to any of the Plans (other than the payment of routine claims for benefits, insurance premiums or contributions required under the terms of the Plans).

                  (e) No Plan, other than a Plan which is an employee pension benefit plan (within the meaning of section 3(2)(A) of ERISA), provides benefits, including without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of any of the Target Entities beyond their retirement or other termination of service with any of the Target Entities (other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits fully accrued as liabilities on the books of any of the Target Entities or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

                  (f) Except as otherwise disclosed in the Agreement, the consummation of the transactions contemplated by this Agreement (including but not limited to the resignation of the Shareholders and all of the Shareholders' respective family members as employees or directors of any of the Target Entities) will not (i) entitle any current or former employee, officer or director of any of the Target Entities to severance pay, unemployment compensation or any other payment from any of the Target Entities, or (ii) except for acceleration of vesting by reason of the termination of the Plans described in Schedule 7.1(f) hereto, accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

                  (g) Except as set forth in Schedule 5.21 hereto, each of the Target Entities has provided or made available to Purchaser, its counsel or accountants true and complete copies of the following for each Plan as applicable: (i) the Plan; (ii) the summary plan description of the Plan; (iii) the trust agreement, insurance policy or other instrument relating to the funding of the Plan; (iv) the most recent Annual Report (Form 5500 series) and accompanying schedule filed with the Internal Revenue Service or United States Department of Labor with respect to the Plan; (v) the most recent audited financial statement for the Plan; (vi) the most recent actuarial report of the Plan; and (vii) the policy of fiduciary liability insurance (and agreements related thereto) maintained in connection with the Plan.

                  (h) Except as contemplated in Section 7.1(f) hereof, none of the Target Entities has amended or terminated any Plan after providing Purchaser with copies of the Plans referenced in Schedule 5.21 hereto.

         5.22  TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule
5.22 hereto, (a) there are no contracts for the provision of goods or services (including but not limited to management services) to or from (i) any Target Entity and (ii) any person or entity of the Controlling Group, and (b) other than the Facilities, there are no facilities occupied in whole or in part by any Target Entity, and no other property, assets, franchises, licenses or rights used by any of the Target Entities, that are owned, leased by or to, or occupied by any member of the Controlling Group.

         5.23  ENVIRONMENTAL MATTERS.

                  (a) For the purposes of this Section 5.23, the following terms shall have the following meanings:

                  "Environmental Law" means any applicable federal, state, or local statute, law, ordinance, rule or regulation of the United States and any other jurisdiction within the United States now effective and any order, to which the Target Entities are parties or are otherwise directly bound of the United States or other jurisdiction within the United States now effective relating to: (i) pollution or protection of the environment, including natural resources; or (ii) exposure of persons, including employees, to Hazardous Substances;

                  "Hazardous Substances" means any substance, whether liquid, solid or gas (i) listed, identified or designated as hazardous or toxic under any Environmental Law, (ii) which, applying criteria specified in any Environmental Law, is hazardous or toxic, or (iii) the use or disposal of which is regulated under Environmental Law.

                  (b) Neither any Target Entity, any of the Shareholders, nor any person or entity acting at their direction, and no other person or entity, has discharged, released or emitted, or has threatened to discharge, release or emit Hazardous Substances into the air, water, surface water, ground water, land surface or subsurface strata or transported to or from the property owned, leased or used by the Target Entities except in compliance with Environmental Law and except for incidental releases of Hazardous Substances in amounts or concentrations which would not reasonably be expected to give rise to any claims or liabilities against any of the Target Entities under Environmental Law.

                  (c) Neither any Target Entity, the Related Lessors nor any of the Shareholders has received any notification (verbally or in writing) from a governmental agency that there is any violation of any Environmental Law with respect to the business and properties of the Target Entities and neither any Target Entity, any Related Lessor nor any of the Shareholders has received any notification (verbally or in writing) from a governmental agency pursuant to Section 104, 106 or 107 of the Comprehensive Environmental Response Compensation and Liability Act, as amended.

                  (d) There are no underground storage tanks or facilities on any portion of the real property currently or previously owned or leased by any of the Target Entities and any underground storage tank or facility previously located thereon has been removed in compliance with all applicable Environmental Law.

         5.24 COST REPORTS. All cost reports ("Cost Reports") required to be filed by any Target Entity under federal or state law or any other applicable governmental or private provider regulations have been prepared and filed in accordance with applicable laws, rules and regulations (and copies of all of the Cost Reports for Florida and Indiana for the calendar years 1995 and 1996 have been provided to Purchaser), and the respective Target Entity has paid or made provision to pay, all proposed or final adjustments received from Medicaid or other programs. There are, however, open audit periods and/or ongoing audits on the Cost Reports filed for Florida, Indiana and Louisiana. All liabilities or costs of the Target Entities with respect to the Cost Reports are fully reserved for on an aggregate basis in the Closing Financial Statements.

         5.25 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither any Target Entity, any Related Lessor, any of the Shareholders, nor any stockholder, member, partner, officer, or director of any of such entities nor any other person or entity acting on behalf of any of such entities, acting alone or together, has
(i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from or on behalf of any client, governmental employee or other person or entity with whom any of such entities have done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any client, governmental employee or other person or entity who is or may be in a position to help or hinder the business of any of such entities (or assist any of such entities in connection with any actual or proposed transaction) which, in the case of either clause (i) or clause (ii) above, would reasonably be expected to subject any of the Target Entities or the Related Lessors to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

         5.26 FRAUD AND ABUSE. Neither any Target Entity, any Related Lessor, any of the Shareholders, nor any of their stockholders, members, partners, officers or directors has engaged in any activities which are prohibited under federal Medicaid statutes or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct.

         5.27 BROKERS' OR FINDERS' FEES. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by each of the Shareholders directly with Purchaser, without the intervention of any person engaged by or on behalf of any of the Shareholders in such manner as to give rise to any valid claim by any person against Purchaser or any of the Target Entities for a finder's fee, brokerage commission or similar payment.

         5.28 SECURITIES MATTERS; INVESTMENT INTENT. It is understood that the Debentures to be delivered to the Shareholders pursuant to this Agreement are not being registered, for purposes of the transactions hereunder, under the Securities Act of 1933, or under any applicable state securities laws, and the Debentures are being delivered without registration in reliance upon exemption from the registration requirements of the Securities Act and such state securities laws. The Shareholders are acquiring the Debentures hereunder only for their own respective accounts for investment and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act.

         In connection with the foregoing, each of the Shareholders hereby represents and warrants that:

                  (a) such Shareholder has reviewed, discussed and evaluated the information described on Schedule 5.28 (the "Purchaser Information") and has had the opportunity to ask questions of, and receive answers from, executive officers of the Purchaser concerning the terms and conditions of this Agreement and to obtain any additional information which such Shareholder considered necessary to verify the accuracy of the Purchaser Information;

                  (b) such Shareholder has been advised and understands that it, he or she must bear the economic risks of the investment in the Debentures and any Purchaser Common Stock issuable upon conversion thereof to be made hereunder for an indefinite period of time because such securities have not been registered under the Securities Act and are subject to the restrictions upon transfer contained in this Agreement and in the form of Debentures and the Debenture Statement and, therefore, may not be sold unless such sale is made in compliance with the provisions of this Agreement and such Debentures or Purchaser Common Stock issuable upon conversion thereof subsequently is registered under the Securities Act or an exemption from registration is available; and

                  (c) such Shareholder has sufficient knowledge and experience in financial and business matters, either alone or with the assistance of a financial adviser (such as an attorney, accountant, or executive officer of the Company) to enable such Shareholder to be capable of evaluating the merits and the risks of the exchange of the Debentures for the Company Shares contemplated by this Agreement and such Shareholder's prospective investment in the Purchaser.

         5.29 LEGENDS. It is understood and agreed that, to implement the requirements of the Securities Act and evidence the restrictions upon transfer contained in this Agreement, the Purchaser will cause a legend to be conspicuously noted on the Debentures and any certificates representing the Purchaser Common Stock hereafter delivered upon conversion of the Debentures deliverable hereunder, and that the Purchaser will issue stop transfer instructions to its transfer agent, to the effect that the Debentures and the Purchaser Common Stock have not been registered under the Securities Act and that no transfer may take place except as permitted by this Agreement and after delivery of an opinion of counsel reasonably satisfactory to the Purchaser to the effect that registration thereof for the purpose of transfer is not required under the Securities Act or that the Debentures or any Purchaser Common Stock proposed to be transferred has been effectively registered for that purpose under the Securities Act.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

         Purchaser represents and warrants to the Shareholders as follows:

         6.1 ORGANIZATION, POWER, ETC. Purchaser is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky. Purchaser has full corporate power and authority, and, subject to the approval of the Agencies and the expiration of the applicable waiting period under the HSR Act (or the early termination thereof), the legal right, to execute and deliver this Agreement and the additional agreements to be executed hereunder to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby.

         6.2 AUTHORIZATION OF AGREEMENTS, ETC. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to be executed hereunder to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Amended and Restated Articles of Incorporation or Bylaws of Purchaser, any judgment, award or decree or any indenture, agreement or other instrument to which

Purchaser is a party, or by which it or any of its properties or assets is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Purchaser.

         6.3 VALIDITY. This Agreement has been duly executed and delivered by Purchaser and, subject to due execution by the other parties hereto, constitutes, and the Ancillary Agreements to which Purchaser is a party hereunder, when executed and delivered by Purchaser as contemplated hereby, subject to due execution by the other parties thereto, will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to applicable reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and general equitable remedies.

         6.4 LITIGATION RELATING TO TRANSACTION. There are no actions, suits, proceedings or claims pending or threatened, by or against Purchaser or any of its properties, assets, rights or businesses which if adversely determined would, individually or in the aggregate, have an adverse effect on the business, properties or condition (financial or other) of Purchaser. There are no actions, suits, proceedings or claims pending before any court, arbitrator or government agency against or affecting Purchaser which might enjoin or prevent the consummation of the transactions contemplated by this Agreement or the additional agreements to which Purchaser is a party hereunder.

         6.5 INVESTMENT. Purchaser is acquiring the Company Shares for its own account, for investment and not with a view toward the distribution thereof within the meaning of the Securities Act of 1933, as amended.

         6.6 GOVERNMENTAL APPROVALS. Except as set forth on Schedule 6.6 hereto, to the Knowledge of the Purchaser, nothing relating to the operations of Purchaser and its subsidiaries prior to the Closing will cause the Purchaser not to be granted all orders, authorizations, approvals or consents from all Agencies which are required to ensure the enforceability of this Agreement or any of such Ancillary Agreements to which the Purchaser is a party, or is necessary for the Company Operations to continue to be conducted by the Target Entities immediately following the Closing substantially in the same manner and providing for substantially the same reimbursement levels and requirements of operation as heretofore conducted by such entities.

         6.7 BROKERS' OR FINDERS' FEES. Other than J.C. Bradford & Co., all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the Shareholders, without the intervention of any person on behalf of Purchaser in such manner as to give rise to any valid claim by any person against any of the Shareholders for a finder's fee, brokerage commission or similar payment. The Shareholders shall have no liability to J.C. Bradford & Co. in connection with Purchaser's engagement of the same.

         6.8 CAPITAL STOCK AND CONVERTIBLE SECURITIES. The authorized capital stock of Purchaser consists of (i) 40,000,000 shares of Purchaser Common Stock, of which 12,365,682 shares were issued and outstanding as of December 31, 1997, and (ii) 1,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding as of the date hereof. All of the shares of Purchaser Common Stock that may be issued upon the conversion of Debentures in accordance with the terms of the Debentures and the Debenture Statement will be duly and validly issued and outstanding and fully paid and nonassessable under the Kentucky Business Corporation Act. None of the outstanding shares of Purchaser capital stock has been, and none of the shares of Purchaser Common Stock that may be issued upon the conversion of the Debentures in accordance with the terms of the Debentures and the Debenture Statement will be, issued in violation of any preemptive or other rights of the current or past shareholders of Purchaser.

         6.9 PURCHASER FINANCIAL STATEMENTS. Each of the Purchaser Financial Statements (including, in each case, any related notes), including any Purchaser SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by the SEC), and fairly presented in all material respects the consolidated financial position of Purchaser and its subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be material in amount or effect.

         6.10  ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent
(i) as disclosed in any of the Purchaser Information or (ii) incurred since September 30, 1997 in the ordinary course of business, neither Purchaser nor any of its subsidiaries has any liabilities or obligations of any nature that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, except such liabilities or obligations that are accrued or reserved against in the consolidated balance sheets of Purchaser as of September 30, 1997, included in the Purchaser Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto.

         6.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1997, except as disclosed in the Purchaser SEC Reports made available prior to the date of this Agreement, there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

         6.12 REPORTS. Since January 1, 1997, Purchaser has filed all Purchaser SEC Reports, except failures to file that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such Purchaser SEC Reports, including the financial statements, exhibits and schedules thereto complied in all material respects with all applicable laws. As of its respective date, each such Purchaser SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VII

                                   COVENANTS
                                   ---------

         7.1      CERTAIN COVENANTS OF THE SHAREHOLDERS.

                  (a) During the period from the date of this Agreement to the Closing Date, each of the Target Entities will (and each of the Shareholders will cause it to) conduct its business and operations according to its ordinary course of business and use its reasonable business efforts (i) to preserve its relationships with its employees and clients and with the Agencies, (ii) to maintain its Licenses and its contracts with third party payers and clients in full force and effect in accordance with their terms and (iii) to continue to provide its services to such third party payers and clients. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Agreement, prior to the Closing Date, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, none of the Target Entities will do any of the things listed in paragraphs (a) through (l) of Section 5.8 hereof.

                  (b) Between the date hereof and the Closing Date, each of the Target Entities shall (and each of the Shareholders will cause it to) provide, upon reasonable advance notice during normal business hours, access by representatives of Purchaser to the financial, accounting and legal records of all of the Target Entities, and to key employees of each of the Target Entities designated by Purchaser and, in connection therewith, shall permit representatives of Purchaser, upon reasonable advance notice during normal business hours, to visit and inspect the Facilities. Such activities shall be performed, so far as is reasonably possible, in such a manner as to avoid disruption of normal operations.

                  (c) Between the date hereof and the Closing Date, except in the ordinary course of business, consistent with past practices, neither any of the Target Entities, any of the Related Lessors nor any of the Shareholders nor any affiliate thereof shall enter into any transaction, make any agreement or commitment, or take any action, which would result in the representations, warranties or covenants of the Shareholders contained in this Agreement not being true and correct in all Material Respects.

                  (d) Between the date hereof and the Closing Date, each of the Target Entities and the Shareholders shall cooperate in good faith with Purchaser, including the filing and submission of all necessary and appropriate applications and documents, in order to obtain all applicable governmental, regulatory and third party authorizations, consents, waivers and approvals required or necessary in order to consummate the transactions contemplated by this Agreement (including but not limited to any approval required under the HSR Act). The Shareholders will use their reasonable business efforts to cause the Company to make any necessary filing on or before February 13, 1998 to secure approval (or early termination of the waiting period) under the HSR Act.

                  (e) Between the date hereof and the Closing Date, none of the Shareholders shall permit any of the Target Entities, except as required by GAAP and subject to appropriate year-end adjustments, (i) to utilize accounting principles different from those used in the preparation of the Historical Financial Statements and the Closing Financial Statements, (ii) change in any manner its method of maintaining its books of account and records from such methods as reflected in the Historical Financial Statements and the Closing Financial Statements, or (iii) accelerate booking of revenues or the deferral of expenses.

                  (f) At the election of Purchaser, Purchaser may cause the Target Entities to terminate the Plans described on Schedule 7.1(f) hereto or merge any of such Plans with comparable plans of Purchaser. No family member of any Shareholder, nor any other officer or director of the Target Entities shall make any claim for unemployment compensation relating to their employment (if any) by the Target Entities.

                  (g) Prior to the Effective Time, the Shareholders shall cause each of the Target Entities to maintain the Supplies at levels which are consistent with the conduct of the respective Company Operations conducted by such Target Entity in the ordinary course of business (which in all cases shall be in compliance with applicable federal, state and local law and as required for the provision of services in accordance with applicable rules of the Agencies) and shall not sell or remove any Personal Property, modify or terminate any Facility Lease, Program Agreement or Contract (except as expressly provided herein), move or discharge any client, or terminate the provision of services to any client after the date hereof except in the ordinary course of business consistent with past practices.

                  (h) The Shareholders shall cause each of the Target Entities to continue the Company Operations between the date hereof and the Effective Time in accordance with the same standards of care and diligence historically applied thereto (which in all events shall be in compliance with the standards under the Program Agreements and in material compliance with all applicable federal, state and local law and the rules and regulations of the Agencies) and maintain the Facilities and the Personal Property in the same condition and repair (reasonable wear and tear excepted).

                  (i) Until (i) April 15, 1998, or (ii) for any time period for which the Closing is extended, or (iii) for such shorter period if this Agreement is mutually terminated, neither the Company, any Shareholder nor any director, officer or affiliate thereof shall directly or indirectly solicit, encourage or authorize any person or entity to solicit, directly or indirectly, any inquiries or proposals from any other person or entity relating to the sale, lease or sublease of, or management of, any of the Company Operations, any sale of, or other business combination relating to, the capital stock, business or assets of any Target Entity or the relinquishment or transfer of the Licenses, and neither the Company, any Shareholder nor any director or officer of the Company shall engage in discussions or negotiations of any nature with any party other than Purchaser regarding any of such matters.

                  (j) Prior to the Closing, the Shareholders shall cause to be delivered to Purchaser the consolidated audited financial statements of the Target Entities for the year ended December 31, 1997, prepared by the Company CPA, which audited financial statements shall not reflect any accruals, reserves or liabilities which are in excess of the amounts reflected in the Closing Financial Statements and which shall reflect a consolidated tangible net worth of not materially less than the consolidated tangible net worth reflected in the Closing Financial Statements.

         7.2      CERTAIN COVENANTS OF PURCHASER.

                  (a) Between the date hereof and the Closing Date, Purchaser shall use its reasonable business efforts, in cooperation with the Target Entities, in order to obtain all governmental, regulatory and third party authorizations, consents, waivers and approvals necessary or desirable in order to consummate the transactions contemplated by this Agreement (including but not limited to any approval required under the HSR Act). The Purchaser shall use its reasonable business efforts to make any necessary filing on or before February 13, 1998 to secure approval (or early termination of the waiting period) under the HSR Act.

                  (b) Purchaser shall use its reasonable business efforts to coordinate with the Target Entities all inquiries to and contacts with the Agencies regarding the transactions contemplated herein and shall not contact any employees of any Target Entity without the prior consent of the Target Entity employing such person.

                  (c) Purchaser agrees to cause all of the shares of Purchaser Common Stock that may be issued upon the conversion of Debentures in accordance with the terms of the Debentures and the Debenture Statement to be listed on each securities exchange and quotation system on which the common stock is listed at the time of such conversion.

         7.3 BOOKS AND RECORDS. At or before the Closing, the Shareholders shall deliver custody and control to Company of all books, records, files, documents, papers, agreements, books of account and other records pertaining to the business of the Target Entities or relating to or used in the Company Operations to the extent the Shareholders have custody or control of the same. After the Closing, Purchaser shall provide the Shareholders with reasonable access to and permit the copying of such books and records (at the cost of the Shareholders) to permit the Shareholders to comply with any covenants and/or obligations under this Agreement and for any other valid business purpose.

         7.4 PRE-CLOSING TAX RETURNS. As promptly as possible after the Closing (and in any event within the time required by applicable law), the Shareholders shall, at the cost and expense of the Company, cause the Company CPA to prepare all Tax Returns applicable to the Target Entities for all periods to and including December 31, 1997 (including but not limited to any consolidated or combined Tax Return of which one or more of the Target Entities are a part).
All such Tax Returns shall be prepared in compliance with the rules and regulations applicable thereto. All of the Taxes shown to be due thereon for all periods to and including December 31, 1997 shall have been fully provided for in the Closing Financial Statements.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT
                              --------------------

         8.1  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. Subject to
Section 10.1(d) hereof, the obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the conditions set forth in this Section 8.1.

                  (a) OCCUPANCY STANDARD. The Occupancy Standard applicable to the Target Entities shall be satisfied.

                  (b) OPINION OF COUNSEL FOR THE SHAREHOLDERS. Purchaser shall have received the opinion of Brown, Todd & Heyburn, PLLC, counsel for the Shareholders, addressed to Purchaser and dated the Closing Date substantially to the effect set forth in Annex I hereto.

                  (c) CONSENTS AND APPROVALS. All authorizations, consents, waivers and approvals required in connection with the execution, delivery and performance of this Agreement, including but not limited to the approval of all Agencies, shall have been duly obtained and shall be in form and substance reasonably satisfactory to counsel for Purchaser. The waiting period under the HSR Act shall have expired (or the parties have been granted early termination thereof).

                  (d) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted by any third party or threatened by any governmental department, agency or authority, in either case seeking to restrain, prohibit or invalidate the consummation of the transactions contemplated hereby or which would, if adversely decided, result in a Material Adverse Effect on the Company Operations after the Effective Time.

                  (e) ANCILLARY AGREEMENTS. Each of the Ancillary Agreements to be executed and delivered hereunder shall have been duly executed and delivered by all parties thereto other than Purchaser or other parties controlled by Purchaser.

                  (f) SUPPORTING DOCUMENTS. On or prior to the Closing Date, Purchaser and its counsel shall have received copies of the following supporting documents with respect to all of the Target Entities (other than the Indiana Partnership), all of which shall be reasonably satisfactory in form and substance to Purchaser and its counsel: the Articles or Certificate of Incorporation of each of the Target Entities, certified as of a recent date by the Secretary of State of the respective state of its incorporation; and certificates of the Secretary of State of each of the respective states shown on Schedule 5.1(b) hereof as to the due formation or incorporation, as applicable, and, where applicable, good standing of each of such entities.

                  (g) REPRESENTATIONS, WARRANTIES AND COVENANTS. There shall not have been any Material Breach of the representations and warranties made by any of the Shareholders in this Agreement or in any other written statement delivered by any of them hereunder, or delivered pursuant hereto, whether as of the date hereof or at the Closing (as though made at that time). Each of the Shareholders shall have performed, satisfied and complied in all material respects (which materiality standard shall not be applicable to Section 8.1(a) hereof or any covenant, agreement or condition which is already qualified by a materiality standard) with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by any of them at or before the Closing.

         8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SHAREHOLDERS. Subject to Section 10.1(d) hereof, the obligations of the Shareholders under this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the conditions set forth in this Section 8.2.

                  (a) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted by any third party or threatened by any governmental department, agency or authority, in either case seeking to restrain, prohibit or invalidate the consummation of the transactions contemplated hereby.

                  (b) ANCILLARY AGREEMENTS. Each of the Ancillary Agreements to be executed and delivered by Purchaser or any entity controlled by Purchaser shall have been duly executed and delivered by Purchaser or such entity controlled by Purchaser.

                  (c) OPINION OF COUNSEL FOR PURCHASER. The Shareholders shall have received the opinion of Reed Weitkamp Schell Cox & Vice, counsel for Purchaser, addressed to the Shareholders and dated the Closing Date substantially to the effect set forth in Annex II hereto.

                  (d) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Shareholders and their counsel shall have received a Certificate of the Secretary or an Assistant Secretary of Purchaser, dated the Closing Date and certifying (i) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of Purchaser, authorizing the execution, delivery and performance of this Agreement and the additional agreements to be executed hereunder to which Purchaser is a party, and that all such resolutions are still in force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and (ii) as to the incumbency and specimen signature of each officer of Purchaser executing this Agreement and the additional agreements to be executed hereunder to which they are a party, and any certificate or instrument furnished pursuant hereto and thereto.

                  (e) REPRESENTATIONS, WARRANTIES AND COVENANTS. There shall not have been any Material Breach of the representations and warranties made by Purchaser in this Agreement or in any other written statement delivered by it hereunder, or delivered pursuant hereto, whether as of the date hereof or at the Closing (as though made at that time). Purchaser shall have performed, satisfied and complied with in all material respects (which materiality standard shall not be applicable to any covenant, agreement or condition which is already qualified by a materiality standard) all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or before the Closing.

                                   ARTICLE IX

                                INDEMNIFICATION
                                ---------------

         9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants made by any party hereto in this Agreement or pursuant hereto shall survive the Closing Date until April 30, 2000.

         9.2  INDEMNITY.

                  (a) Subject to the other terms and conditions of this Article IX, each of the Shareholders agrees to and will, jointly and severally, indemnify, defend and hold Purchaser, and the Target Entities (collectively, the "Purchaser Indemnified Parties") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable attorneys' fees and expenses (hereinafter collectively called "Damages"), asserted against, resulting to, imposed upon or incurred by the Purchaser Indemnified Parties by reason of, resulting from or arising out of a breach of any representation, warranty, covenant or agreement of any of the Shareholders contained in or made pursuant to this Agreement, or any facts or circumstances constituting such a breach (individually, a "Shareholder Breach" and collectively, the "Shareholder Breaches").

                  (b) Subject to the terms and conditions of this Article IX, Purchaser agrees to and will indemnify, defend and hold the Shareholders harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by them by reason of or resulting from or arising out of a breach of any representation, warranty, covenant or agreement of Purchaser contained in or made pursuant to this Agreement, or any facts or circumstances constituting such a breach.

                  (c) The provisions for a notice of claim for indemnification under this Agreement ("Notice of Claim") by Purchaser to the Shareholders and the Escrow Agent are set forth in Section 6 of the Escrow Agreement.

         9.3 SATISFACTION AND LIMITATION OF INDEMNIFICATION OBLIGATIONS OF SHAREHOLDERS.

                  (a) Except for the indemnification of the Purchaser Indemnified Parties for any withholding obligation attributable to the payments described in Section 2.3(f) hereof, the indemnification obligations of the Shareholders and the rights of the Purchaser Indemnified Parties under this Article IX after the Effective Time shall be paid from and limited in all events other than fraud to the Escrowed Debentures as provided in paragraphs (b) and (c) of this
         Section 9.3.

                  (b) The Escrowed A/R Debentures shall be held by the Escrow Agent pursuant to the Escrow Agreement to satisfy the indemnification obligations of the Shareholders with respect to any Damages attributable to the breach or untruth of the representations and warranties of Shareholders in Section 5.19 hereof or the failure of the Target Entities to collect all of the accounts receivable described therein (subject to the reserve for doubtful accounts in the aggregate amount of $200,000) (hereinafter, the "Receivables Matter"). Notwithstanding any other provision of this Agreement, in no event shall the Purchaser Indemnified Parties be entitled to seek any relief or exercise any rights against any of the Shareholders pursuant to the terms of this
         Article IX for the indemnification obligations of the Shareholders attributable to the Receivables Matter in excess of the principal balance of Escrowed A/R Debentures.

                  (c) The Escrowed General Debentures shall be held by the Escrow Agent pursuant to the Escrow Agreement to satisfy the indemnification obligations of the Shareholders other than those described in the first sentence of paragraph (b) of this Section 9.3 (hereinafter, the "General Matters"). Notwithstanding any other provision of this Agreement, in no event shall the Purchaser Indemnified Parties be entitled to seek any relief or exercise any rights against any of the Shareholders pursuant to the terms of this
         Article IX for the indemnification obligations of the Shareholders under this Article IX attributable to the General Matters until and solely to the extent that Damages to be indemnified hereunder exceed an aggregate amount of $500,000 (the "General Basket Amount"). No individual Shareholder Breach relating to a General Matter shall be taken into account in determining whether the General Basket Amount is exceeded unless the Damages attributable to such individual Shareholder Breach equal or exceed $25,000, in which case all of such Damages attributable to such individual Shareholder Breach shall be so taken into account. In determining the Damages of the Purchaser Indemnified Parties which are subject to indemnification under this Section 9.3(c), such Damages shall be reduced to the extent of (i) any insurance proceeds received by the Purchaser Indemnified Parties with respect to the event giving rise to such Damages, and (ii) for the aggregate reserves established on the Acquisition Balance Sheet (excluding the reserve for doubtful accounts described in paragraph (b) of this
         Section 9.3); provided, however, that the amount of any such reserves may not be utilized to reduce any Damages more than once and all Damages attributable to the General Matters shall reduce such reserves on a dollar-for-dollar basis.

                  (d) Neither party hereto will be liable to the other hereunder for any punitive or exemplary damages of any nature relating to any claim for which either such party may be entitled to recover under this Agreement.

         9.4 SHAREHOLDERS' REPRESENTATIVE. Each of the Shareholders hereby irrevocably appoints Shaver (the "Shareholders' Representative") as his or her attorney-in-fact under this Agreement and to act on behalf of such Shareholder wherever it is contemplated that the Shareholders may act, or the Shareholders' Representative may act on behalf of the Shareholders, under this Agreement and the Escrow Agreement. The Shareholders' Representative is hereby authorized to act on behalf of the Shareholders in disputing or refraining from disputing any claim made by the Purchaser Indemnified Parties under this Article IX, including negotiating and compromising any such claim, engaging attorneys, accountants and other agents and advisers, and to take such other action or refrain from taking such other action as the Shareholders' Representative shall deem, in his sole discretion, necessary or appropriate to further the interests of the Shareholders under this Agreement and the Escrow Agreement. Each of the Shareholders agrees that the Purchaser Indemnified Parties shall be entitled to rely on any and all action taken by the

Shareholders' Representative evidenced by a document signed by the Shareholders' Representative without any liability to, or obligation to inquire of, any Shareholder. A notice validly delivered to the Shareholders' Representative shall constitute sufficient notice to all Shareholders. The authority of the Shareholders' Representative shall continue until the release of all Debentures and amounts held by the Escrow Agent under the Escrow Agreement.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT
                          ---------------------------

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the closing on the Closing Date:

                  (a) by the mutual consent of the Shareholders'
         Representative, on the one hand, and Purchaser, on the other hand;

                  (b) by Purchaser, on the one hand, or the Shareholders' Representative, on the other hand, if the Closing shall not have occurred on or before April 15, 1998, or such later date as may be agreed upon by the parties hereto; PROVIDED, HOWEVER, that the right to terminate this Agreement under this clause (b) shall not be available to any party (a "Defaulting Party") whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of the Closing to occur on or before such date; or

                  (c) if the Closing shall not have occurred, or this Agreement shall not have been terminated in accordance with this Section 10.1, by June 30, 1998, this Agreement shall automatically terminate on said date; PROVIDED, HOWEVER, that such termination shall not affect the liability hereunder of any Defaulting Party.

                  (d) In each case the party desiring to terminate this Agreement (the "Terminating Party") shall give the other party written notice of its intention to terminate the same, which notice shall set forth in reasonable detail the conditions precedent which have not been satisfied and the other party shall have thirty (30) days to cure by satisfying such conditions precedent, in which case, provided the conditions precedent applicable to the Terminating Party have been satisfied, the parties shall proceed to consummate the transactions contemplated herein.

         10.2 SPECIFIC PERFORMANCE. At any time prior to the termination of this Agreement pursuant to Section 10.1 hereof, either Purchaser, on the one hand, or the Shareholders, on the other hand (provided the party seeking remedies under this Section 10.2 is not a Defaulting Party and has fulfilled all of its conditions precedent to Closing), may, if the other party fails or refuses to consummate the transactions contemplated herein, elect to require specific performance of the rights and obligations of the parties hereto. Upon such election and in any legal proceeding to enforce the same, the other party shall waive any and all claim that specific performance is not warranted, including but not limited to the claim that the other party has an adequate remedy at law.

         10.3 PROCEDURE AND EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to Section 10.1 above, written notice thereof shall forthwith be given to the other parties to this Agreement (other than in the event of an automatic termination as provided in such Section) and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated by reason of the failure of any of the conditions precedent described in paragraphs
(e) or (g) of Section 8.1 hereof, the Company and the Shareholders shall, within five (5) days after the effective date of such termination, pay to Purchaser $10,000,000 by wire transfer of immediately available federal funds to an account designated by Purchaser. If this Agreement is terminated by reason of the failure of the conditions precedent described in paragraphs (b) or (e) of
Section 8.2 hereof, Purchaser shall, within five (5) days after the effective date of such termination, pay to the Company and the Shareholders an aggregate amount of $10,000,000 by wire transfer of immediately available federal funds to an account designated by the Company. The parties have provided for liquidated damages in the above circumstances, recognizing that the termination and calculation of damages to the parties as a result of such termination is imprecise. If this Agreement is terminated as provided herein, no party shall have any further liability or obligation to any other party to this Agreement pursuant to this Agreement except as provided in this Article X and except for the covenants set forth in Sections 3.5, 3.6 and 4.1 hereof, which shall survive such termination.

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

         11.1 EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.2 NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier service or (iv) sent via facsimile confirmed in writing to the recipient, in each case as follows:

         IF TO THE SHAREHOLDERS          J. Robert Shaver
         OR THE SHAREHOLDERS'                     1520 Hawkshead Lane
         REPRESENTATIVE:                 Louisville, Kentucky 40220
                                         Telephone:   (502) 491-7275
                                         Facsimile:   (502) 491-7275

         WITH COPIES TO:                 Jay Middleton Tannon, Esq.
                                         Brown, Todd & Heyburn, PLLC
                                         3200 Aegon Center
                                         Louisville, Kentucky 40202
                                         Telephone:   (502) 589-5400
                                         Facsimile:   (502) 581-1087

         IF TO PURCHASER:                Ronald G. Geary
                                         President and Chief Executive Officer
                                         Res-Care, Inc.
                                         10140 Linn Station Road
                                         Louisville, Kentucky 40223
                                         Telephone:     (502) 394-2271
                                         Facsimile:     (502) 394-2206

         WITH COPIES TO:                 Gary R. Weitkamp, Esq.
                                         Reed Weitkamp Schell Cox & Vice
                                         2400 Citizens Plaza
                                         Louisville, Kentucky 40202
                                         Telephone:     (502) 589-1000
                                         Facsimile:     (502) 562-2200

or such other address or addresses as the Shareholders' Representative, on the one hand, or Purchaser, on the other hand, shall have designated by notice in writing to the other.

         11.3 WAIVERS. Either the Shareholders' Representative, on the one hand, or Purchaser, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement, (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or
(iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence or as otherwise expressly provided elsewhere in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         11.4 AMENDMENTS, SUPPLEMENTS, ETC. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all parties hereto.

         11.5 ENTIRE AGREEMENT. This Agreement, its Exhibits, Schedules and Annexes, and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         11.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, exclusive of the conflicts of laws provisions thereof.

         11.7 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, executors, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11.8 ASSIGNABILITY. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, except that prior to the Closing, one or more of the Shareholders may gift all or a portion of their Shares to one or more members of their family or one or more charitable trusts, provided that the representations and warranties in Section 5.28 shall remain true and correct in all respects and each such donee shall agree in writing to assume the obligations of such Shareholder under this Agreement and such Shareholder shall remain primarily liable therefor.

         11.9 EXECUTION OF AGREEMENT; RESTRUCTURING OF TRANSACTION. Provided Shareholders owning in the aggregate at least fifty-one percent (51%) of the Company Shares execute and deliver this Agreement, such Shareholders executing this Agreement, the Company and Purchaser each agree that this Agreement shall be considered duly executed and delivered by them and enforceable against them notwithstanding the failure or refusal of other Shareholders to execute and deliver the same. If the first sentence of this Section 11.9 shall be applicable, the parties which have executed this Agreement shall cooperate to restructure the acquisition of the Company Shares as a merger of the Company and a wholly-owned subsidiary of Purchaser in a manner which would (a) cause Purchaser to be the sole shareholder of the surviving entity, and (b) the Purchase Price paid to be no more and no less than and having the same amounts of cash and Debentures as set forth in Section 2.3 hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

                                RES-CARE, INC.,  a Kentucky corporation


                                By:   /s/ Ronald G. Geary
                                    -------------------------------------------
                                         Ronald G. Geary
                                         President and Chief Executive Officer

                                              ("Purchaser")


                                NORMAL LIFE, INC., a Kentucky corporation


                                By:   /s/ J. Robert Shaver
                                    -------------------------------------------
                                       J. Robert Shaver
                                       President

                                              ("Company")



                                /s/ J. Robert Shaver
                                -----------------------------------------------
                                J. Robert Shaver


                                /s/ Kathryn S. Graham
                                -----------------------------------------------
                                Kathryn S. Graham


                                   /s/ Frederic H. Davis
                                -----------------------------------------------
                                Frederic H. Davis

                                              ("Majority Shareholders")


                                BOHNE PARTNERS, LTD.


                                By:   /s/ Stuart J. Bohne
                                    -------------------------------------------
                                Its:   General Partner
                                    -------------------------------------------

                                   /s/ Martha F. Clark
                                -----------------------------------------------
                                Martha F. Clark


                                   /s/ Patricia B. Furgason Wheeler
                                -----------------------------------------------
                                Patricia B. Furgason Wheeler


                                   /s/ R. Darrel Gentry
                                -----------------------------------------------
                                R. Darrel Gentry


                                   /s/ Matthew J. Gilles
                                -----------------------------------------------
                                Matthew J. Gilles


                                   /s/ Paul D. Gilles
                                -----------------------------------------------
                                Paul D. Gilles


                                   /s/ Lana Nichole Ginsburg
                                -----------------------------------------------
                                Lana Nichole Ginsburg


                                GIVENS FAMILY PARTNERSHIP, LTD.


                                By:   /s/ Gary D. Givens
                                    -------------------------------------------

                                Its:   General Partner
                                    -------------------------------------------

                                GARY D. GIVENS, IRA, F.B.O.


                                By:   /s Eric Broder
                                    -------------------------------------------

                                Its:   Trust Officer
                                    -------------------------------------------

                                   /s Eric D. Givens
                                -----------------------------------------------
                                Eric D. Givens

                                  /s/ Chad D. Givens
                                -----------------------------------------------
                                Chad D. Givens


                                  /s/ Kathryn S. Graham
                                -----------------------------------------------
                                Kathryn S. Graham, as Custodian


                                  /s/ F. Lee Green
                                -----------------------------------------------
                                F. Lee Green


                                  /s/ Judith B. Green
                                -----------------------------------------------
                                Judith B. Green


                                  /s/ Ann Hale Greenwood
                                -----------------------------------------------
                                Ann H. Greenwood


                                  /s/ Jane A. Greenwood
                                -----------------------------------------------
                                Jane A. Greenwood


                                  /s/ William B. Greenwood
                                -----------------------------------------------
                                William B. Greenwood, as Custodian


                                  /s/ Helen V. Greenwood
                                -----------------------------------------------
                                Helen V. Greenwood


                                  /s/ Diane H. Jessee
                                -----------------------------------------------
                                Diane H. Jessee


                                  /s/ John T. Kirkpatrick
                                -----------------------------------------------
                                John T. Kirkpatrick


                                  /s/ Allen G. Marchetti
                                -----------------------------------------------
                                Allen G. Marchetti


                                  /s/ Charles H. Shaver
                                -----------------------------------------------
                                Charles H. Shaver

                                   /s/ Charles W. Shaver
                                -----------------------------------------------
                                Charles W. Shaver


                                   /s/ J. Robert Shaver
                                -----------------------------------------------
                                J. Robert Shaver, as Custodian


                                ROBERT G. SHAVER LIVING TRUST


                                By:   /s/ Robert G. Shaver
                                    -------------------------------------------

                                Its:   Trustee
                                    -------------------------------------------

                                   /s/ Carol L. Shaver
                                -----------------------------------------------
                                Carol L. Shaver


                                   /s/ Martha S. Shaver
                                -----------------------------------------------
                                Martha S. Shaver


                                   /s/ Joseph C. Shaver
                                -----------------------------------------------
                                Joseph C. Shaver


                                   /s/ John W. Shaver
                                -----------------------------------------------
                                John W. Shaver


                                   /s/ Susie B. Shaver
                                -----------------------------------------------
                                Susie B. Shaver


                                PAUL E. TODD LIVING TRUST


                                By:   /s/ Paul E. Todd, Trustee
                                    -------------------------------------------

                                Its:   Todd Living Trust
                                    -------------------------------------------

                                   /s/ Carolyn L. Todd
                                -----------------------------------------------
                                Carolyn L. Todd


                                   /s/ David A. Todd
                                -----------------------------------------------
                                David A. Todd


                                   /s/ Leanna M. Todd
                                -----------------------------------------------
                                Leanna M. Todd


                                   /s/ Mary E. Walker
                                -----------------------------------------------
                                Mary E. Walker


                                   /s/ Larry W. Weishaar
                                -----------------------------------------------
                                Larry E. Weishaar

                                        ("Minority Shareholders")




                    LIST OF EXHIBITS, SCHEDULES AND ANNEXES

EXHIBITS:
A                 Minority Shareholders
B                 Debenture Statement
C                 Debenture
D                 Escrow Agreement
E                 Amended Facility Leases
F-1-F-3           Majority Noncompetition Agreements
G                 Mutual Releases

SCHEDULES:

1.1(a)            Company Subsidiaries
1.1(b)            Facilities
1.1(c)            intentionally omitted
1.1(d)            intentionally omitted
1.1(e)            Related Lessors
2.3(c)            Apportionment of Debentures
3.2(a)            Employees to be offered employment agreements
3.2(b)            Employees to continue to be employed on same terms
3.3               Exceptions to management agreements to be terminated
5.2               Description of Target Entities' indebtedness to Bank One
5.5               Outstanding stock of Target Entities
5.7(a)            Liabilities or obligations
5.7(b)            Accruals or reserves for liabilities
5.8               Changes or events since December 31, 1997 (new obligations, mortgages, transfers, purchases, compromised debts, waivers or releases of any rights or permitted lapse in Licenses, salary increases, losses)
5.9               Exceptions to no approvals, authorizations, consents required
5.10              Exceptions to Indefeasible Title
5.11              Descriptions of all Facilities owned by Target Entities
5.12              List of all properties, employment agreements, Contracts
5.13              Exceptions to none of Target Entities party to covenant or agreement that prohibits or restricts providing services
5.14              Exceptions to Target Entities having all requisite Licenses; exceptions to no waivers, grandfather provisions or variances under Licenses
5.15              List of claims, actions, suits, investigations, etc.
5.16              Exceptions to no written notice received of any audit, dispute or claim concerning any Tax Return or liability for Taxes
5.17              Labor and employment matters
5.18              Description of all insurance policies
5.20              Exceptions to minute books and stock record books being complete
5.21              List of employee benefit plans
5.22              Exceptions to no contracts for goods or services to or from any Target Entity or member of Controlling Group and no Facilities owned, leased or occupied by any member of the Controlling Group

5.28              Purchaser Information
6.6               Exceptions to no approval, authorizations, consents required on behalf of Purchaser
7.1(f)            Plans to be terminated

ANNEXES:

I                 Opinion of Shareholders' counsel
II                Opinion of Purchaser's counsel

                                SCHEDULE 5.7(a)
                                ---------------


         None

                                  SCHEDULE 5.9
                                  ------------

         EXCEPTIONS TO NO APPROVALS, AUTHORIZATIONS, CONSENTS REQUIRED


         None

                                 SCHEDULE 5.10
                                 -------------


See attached title insurance policies:

         #120-171947
         #10207-051501
         #207-034912

                                 SCHEDULE 5.20
                                 -------------


See Schedule 5.5

To be updated at or prior to Closing

                                 SCHEDULE 5.22
                                 -------------


1.       Management services to Related Lessors

2.       Management services to subsidiaries

3.       Management services for the California operations

4.       Shaver family member cleans office under contract

5.       Management services for the Irving operations

6.       Management services for the Valdosta operations

7. Management services for the Purchase of Service Agreement with Seven Counties Services

                                  SCHEDULE 6.6
                                  ------------


         None